                                                                    EXHIBIT 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                     Rob Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Retirement of CFO
Wichita, Kansas                                                  August 25, 2004

Lone Star Steakhouse & Saloon,  Inc. ("Lone Star" or "Company")  announced today that the planned retirement from full time employment of Chief Financial Officer
Randy Pierce will be effective  September  1, 2004.  CEO Jamie B. Coulter  said,
"It's with mixed  feelings that we see Randy go. As CFO, he has led us through a period of increasing  requirements for financial  reporting and disclosure.  His leadership has resulted in early compliance with these  requirements,  and while we will miss him on a day-to-day  basis, he will stay on as an active consultant to  the  Company  as we  complete  the  Sarbanes  Oxley  404  requirements,  and transition to naming his permanent replacement.  In the interim,  Executive Vice
President, Director and former CFO, John D. White has agreed to assume the title of CFO. With Randy's  continued  involvement and John's experience and knowledge of the Company, we are confident that this transition will be smooth.

"We thank  Randy for  coming  out of one  retirement  to help us these past four years, and wish him the best, and more leisure in his second retirement."

Lone  Star  owns  and  operates  251  domestic  Lone  Star  Steakhouse  & Saloon restaurants;  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees operate three domestic and fourteen  international  Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained
herein,   including  2004  operating  performance,   comparable  sales  and  the
development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.